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                                   APPENDIX B

           F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED

             FORM OF ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF AUCTION MARKET PREFERRED STOCK

         F&C/Claymore Preferred Securities Income Fund Incorporated (the "Fund"), a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland, certifies to the State Department of Assessments and Taxation of Maryland that:

         First: Pursuant to authority expressly vested in the Board of Directors of the Fund by Article V of its Articles of Amendment and Restatement (which as hereafter amended, restated and supplemented from time to time, is together with these Articles Supplementary, the "Charter"), and the Maryland General Corporation Law (the "MGCL"), the Board of Directors has duly classified out of the Fund's authorized and unissued preferred stock, and authorized the creation and issuance of 21,680 shares of the Fund's Auction Market Preferred Stock, par value $.01 per share, liquidation preference $25,000 per share, having such designations as to series, and such number of shares per series, as is set forth under "Designations" below (each a "Series" of Auction Market Preferred Stock and, together, the "Preferred Shares").

         Second: Pursuant to Section 2-411 of the MGCL and authority granted by
Article 3 of the Fund's By-laws, the Board of Directors of the Fund has appointed a pricing committee (the "Pricing Committee") and has authorized such Pricing Committee to fix the terms of the Preferred Shares for each Series, as set forth herein.

         Third: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each Series of Preferred Shares are as follows:

                                   DESIGNATION

         Series M7: A series of 3,200 Preferred Shares, liquidation preference $25,000 per share, is designated "Series M7 Auction Market Preferred Stock" ("Series M7"). The Initial Rate Period for Series M7 shall be the period from and including the Date of Original Issue thereof to but excluding _________ __, 2003. Each share of Series M7 shall have an Applicable Rate for its Initial Rate Period equal to ____% per annum and an Initial Dividend Payment Date of _________ __, 2003, and each share of Series M7 shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of these Articles Supplementary. The Series M7 shall constitute a separate series of Preferred Shares of the Fund.

         Series T7: A series of 3,200 Preferred Shares, liquidation preference $25,000 per share, is designated "Series T7 Auction Market Preferred Stock" ("Series T7"). The Initial Rate Period for Series T7 shall be the period from and including the Date of Original Issue thereof to but excluding ________ __, 2003. Each share of Series T7 shall have an Applicable Rate for its Initial Rate Period equal to ____% per annum and an Initial Dividend Payment Date of

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__________, 2003, and each share of Series T7 shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of these Articles Supplementary.
The Series T7 shall constitute a separate series of Preferred Shares of the Fund.

         Series W7: A series of 3,200 Preferred Shares, liquidation preference $25,000 per share, is designated "Series W7 Auction Market Preferred Stock" ("Series W7"). The Initial Rate Period for Series W7 shall be the period from and including the Date of Original Issue thereof to but excluding _________ __, 2003. Each share of Series W7 shall have an Applicable Rate for its Initial Rate Period equal to ____% per annum and an Initial Dividend Payment Date of _________ __, 2003, and each share of Series W7 shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of these Articles Supplementary. The Series W7 shall constitute a separate series of Preferred Shares of the Fund.

         Series TH7: A series of 3,200 Preferred Shares, liquidation preference $25,000 per share, is designated "Series TH7 Auction Market Preferred Stock" ("Series TH7"). The Initial Rate Period for Series TH7 shall be the period from and including the Date of Original Issue thereof to but excluding _________ __, 2003. Each share of Series TH7 shall have an Applicable Rate for its Initial Rate Period equal to ____% per annum and an Initial Dividend Payment Date of _________ __, 2003, and each share of Series TH7 shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of these Articles Supplementary. The Series TH7 shall constitute a separate series of Preferred Shares of the Fund.

         Series F7: A series of 3,200 Preferred Shares, liquidation preference $25,000 per share, is designated "Series F7 Auction Market Preferred Stock" ("Series F7"). The Initial Rate Period for Series F7 shall be the period from and including the Date of Original Issue thereof to but excluding _________ __, 2003. Each share of Series F7 shall have an Applicable Rate for its Initial Rate Period equal to ____% per annum and an Initial Dividend Payment Date of _________ __, 2003, and each share of Series F7 shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of these Articles Supplementary. The Series F7 shall constitute a separate series of Preferred Shares of the Fund.

         Series T28: A series of 2,840 Preferred Shares, liquidation preference $25,000 per share, is designated "Series T28 Auction Market Preferred Stock" ("Series T28"). The Initial Rate Period for Series T28 shall be the period from and including the Date of Original Issue thereof to but excluding _________ __, 2003. Each share of Series T28 shall have an Applicable Rate for its Initial Rate Period equal to ____% per annum and an Initial Dividend Payment Date of _________ __, 2003, and each share of Series T28 shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of these Articles Supplementary. The Series T28 shall constitute a separate series of Preferred Shares of the Fund.

         Series W28: A series of 2,840 Preferred Shares, liquidation preference $25,000 per share, is designated "Series W28 Auction Market Preferred Stock" ("Series W28"). The Initial Rate Period for Series W28 shall be the period from and including the Date of Original Issue thereof to but excluding _________ __, 2003. Each share of Series W28 shall have an Applicable Rate for its Initial Rate Period equal to ____% per annum and an Initial Dividend Payment Date of _________ __, 2003, and each share of Series W28 shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of these Articles Supplementary. The Series W28 shall constitute a separate series of Preferred Shares of the Fund.

         The Board of Directors of the Fund may, in the future, authorize the issuance of additional shares of the Fund's Preferred Shares as Series M7, T7, W7, TH7, F7, T28 and/or W28 with (except to the extent otherwise determined by the Board of Directors) the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and other terms of the respective series herein described, except that the Applicable Rate for its Initial Rate Period, its Initial Dividend Payment Date and any other changes in the terms herein set forth shall be as set forth in Articles Supplementary with respect to such additional shares.

                                   DEFINITIONS

         As used in Parts I and II of these Articles Supplementary, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless otherwise defined or unless the context otherwise requires:

              (a) "`AA' Financial Composite Commercial Paper Rate" on any date shall mean (i) (A) in the case of any Rate Period of 7 Rate Period Days or fewer, the interest equivalent of the 7-day rate and, in the case of any Rate Period of eight or more but fewer than 49 Rate Period Days, the interest equivalent of the 30-day rate; and (B) in the case of any Special Rate Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60-day rate, (2) 70 or more but fewer than 85 Rate Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (3) 85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate,
         (4) 99 or more but fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates, (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate, (6) 141 or more but fewer than 162 Rate Period Days, the arithmetic average of the 120-day and 180-day rates, and (7) 162 or more but fewer than 184 Rate Period Days, the interest equivalent of the 180-day rate, in each of the above cases on commercial paper placed on behalf of financial issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another Rating Agency selected by the Fund, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, the "AA" Financial Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Fund to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Fund does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or remaining Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given number of days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of the discount rate times the number of days until such commercial paper matures and the denominator of which shall be 360.

              (b) "Accountant's Confirmation" shall have the meaning specified in paragraph 6(c) of Part I of these Articles Supplementary.

              (c) "Affiliate" shall mean, when used with respect to the Fund, any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided, however, that no corporation or Person controlled by, in control of or under common control with such corporation, a Director, director or executive officer of which is a Director, shall be deemed to be an Affiliate solely because such Director, director or executive officer is also a Director.

              (d) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

              (e) "Applicable Rate" shall have the meaning specified in paragraph 2(e)(i) of Part I of these Articles Supplementary.

              (f) "Approved Foreign Nation" has the meaning set forth in "Fitch Eligible Assets."

              (g) "Auction" shall mean each periodic implementation of the Auction Procedures.

              (h) "Auction Agent" means Wilmington Trust Company unless and until another commercial bank, Fund company or other institution appointed by a resolution of the Board of Directors of the Fund or a duly authorized committee thereof enters into an agreement with the Fund to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Shares.

              (i) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

              (j) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of these Articles Supplementary, as such procedures may be amended from time to time.

              (k) "Available Preferred Shares" shall have the meaning specified in paragraph 3(a) of Part II of these Articles Supplementary.

              (l) "Beneficial Owner," with respect to any Preferred Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of such Preferred Shares.

              (m) "Bid" and "Bids" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary.

              (n) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary; provided, however, that neither the Fund nor any Affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an Affiliate of the Fund may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

              (o) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of these Articles Supplementary, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected or approved by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

              (p) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent on behalf of the Fund and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in
         Part II of these Articles Supplementary.

              (q) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday nor a Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

              (r) "Commercial Paper Dealers" shall mean Lehman Commercial Paper Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other commercial paper dealer selected by the Fund as to which Moody's, Fitch or any Substitute Rating Agency then rating the Preferred Shares shall not have objected or, in lieu of any thereof, their respective affiliates or successors, if such entities are commercial paper dealers.

              (s) "Common Shares" shall mean the shares of common stock of the Fund.

              (t) "Cure Date" shall mean the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

              (u) "Date of Original Issue," with respect to the Preferred Shares, shall mean the date on which the Fund initially issues the Preferred Shares.

              (v) "Debt Securities" has the meaning set forth in paragraph (iv) of "Fitch Eligible Assets."

              (w) "Default" has the meaning set forth in paragraph 2(e)(ii) of
         Part I of these Articles Supplementary.

              (x) "Default Period" has the meaning set forth in paragraph 2(e)(ii) of Part I of these Articles Supplementary.

              (y) "Default Rate" has the meaning set forth in paragraph 2(e)(ii) of Part I of these Articles Supplementary.

              (z) "Deposit Securities" shall mean cash and any obligations or securities, including Short-Term Money Market Instruments that are Eligible Assets, rated at least AAA, A-1 or SP-1 by S&P, except that, for purposes of the restriction set forth in paragraph 8(a)(iii) of
         Part I of these Articles Supplementary, obligations or securities will be considered "Deposit Securities" only if they also are rated at least P-1 by Moody's.

              (aa) "Directors" shall mean the directors of the Fund.

              (bb) "Discounted Value," as of any Valuation Date, shall mean with respect to a Fitch Eligible Asset or Moody's Eligible Asset the quotient of the Market Value of an Eligible Asset divided by the Fitch Discount Factor for a Fitch Eligible Asset or the Moody's Discount Factor for a Moody's Eligible Asset, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the face value, whichever is lower; and provided further that, for so long as the Preferred Shares are rated by Moody's or Fitch, unless Moody's or Fitch, respectively, advises the Fund in writing that such action will not adversely affect its then-current rating on the Preferred Shares, the Fund will assume that for purposes of determining the Discounted Value, when the Fund has purchased futures contracts or has written put options, ownership by the Fund of the underlying asset, which will be the security resulting in the lowest Discounted Value when delivery may be made to the Fund with any of a class of securities.

              (cc) "Dividend Default" has the meaning set forth in paragraph 2(e)(ii) of Part I of these Articles Supplementary.

              (dd) "Dividend Payment Date" with respect to a Series of Preferred Shares shall mean, for the Initial Rate Period of such Series, the Initial Dividend Payment Date for such Series, and for any Subsequent Rate Period, any date on which dividends are payable on a Series of Preferred Shares pursuant to the provisions of paragraph 2(d) of Part I of these Articles Supplementary.

              (ee) "Dividend Period" with respect to a Series of Preferred Shares shall mean the period from and including the Date of Original Issue of such Series to but excluding the Initial Dividend Payment Date for such Series and any period thereafter from and including one Dividend Payment Date for such Series to but excluding the next succeeding Dividend Payment Date for such Series.

              (ff) "Eligible Asset" means a Fitch Eligible Asset or a Moody's Eligible Asset, as applicable.

              (gg) "Existing Holder" shall mean a Broker-Dealer (or any such other Person as may be permitted by the Fund) that is listed on the records of the Auction Agent as a holder of Preferred Shares.

              (hh) "Fitch" means Fitch Ratings and its successors at law.

              (ii) "Fitch Discount Factor" means, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

                   (i) Preferred Securities: The percentage determined by
              references to the rating of a non-convertible preferred security in accordance with the table set forth below.


                  PREFERRED SECURITIES (1)                       DISCOUNT FACTOR
-----------------------------------------------------------      ---------------
AAA Taxable Preferred                                                  130%
AA Taxable Preferred                                                   133%
A Taxable Preferred                                                    135%
BBB Taxable Preferred                                                  139%
BB Taxable Preferred                                                   154%
Not rated or below BB Taxable Preferred                                161%
Investment Grade DRD Preferred                                         164%
Not rated or below Investment Grade DRD Preferred                      200%

---------------------------
(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will use the percentage set forth under "not rated" in this table.

                   (ii) Corporate Debt Securities: The percentage determined by reference to the rating of a non-convertible corporate debt security in accordance with the table set forth below.


REMAINING TERM TO MATURITY OF                                                                            NOT
CORPORATE NON-CONVERTIBLE DEBT                                                                           RATED OR
SECURITY(1)                               AAA          AA          A        BBB        BB         B      BELOW B
---------------------------------------  -------    -------     -------    -------     -------  -------  --------
3 years or less (but longer than 1       106.38%    108.11%     109.89%    111.73%     129.87%  151.52%  200.00%
year)
5 years or less (but longer than 3       111.11%    112.99%     114.94%    116.96%     134.24%  151.52%  200.00%
years)
7 years or less (but longer than 5       113.64%    115.61%     117.65%    119.76%     135.66%  151.52%  200.00%
years)
10 years or less (but longer than 7      115.61%    117.65%     119.76%    121.95%     136.74%  151.52%  200.00%
years)
15 years or less (but longer than 10     119.76%    121.95%     124.22%    126.58%     139.05%  151.52%  200.00%
years)
More than 15 years                       124.22%    126.58%     129.03%    131.58%     144.55%  151.52%  200.00%

---------------------------
(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will use the percentage set forth under "not rated" in this table.

The Fitch Discount Factors presented in the immediately preceding table apply to non-convertible corporate debt securities. The Fitch Discount Factor for a non-convertible corporate debt security issued by a limited partnership that is not a Rule 144A debt or preferred Security shall be the Fitch Discount Factor determined in accordance with the table set forth above multiplied by 105%.

                   (iii) Convertible Securities: The Fitch Discount Factor
              applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles.

If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will treat the security as if it were below investment grade.

                   (iv) U.S. Government and Agency Securities and U.S. Treasury
              Strips:


             TIME REMAINING TO MATURITY                 DISCOUNT FACTOR
---------------------------------------------------     ---------------
1 year or less                                               101.5%
2 years or less (but longer than 1 year)                     103%
3 years or less (but longer than 2 years)                    105%
4 years or less (but longer than 3 years)                    107%
5 years or less (but longer than 4 years)                    109%
7 years or less (but longer than 5 years)                    112%
10 years or less (but longer than 7 years)                   114%
15 years or less (but longer than 10 years)                  122%
20 years or less (but longer than 15 years)                  130%

                                       8


             TIME REMAINING TO MATURITY                 DISCOUNT FACTOR
---------------------------------------------------     ---------------
25 years or less (but longer than 20 years)                  146%
Greater than 30 years                                        154%

                   (v) Short-Term Investments and Cash: The Fitch Discount
              Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short-Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash.

                   (vi) Common Stock: The Fitch Discount Factor applied to
              Common Stock will be 370%.

                   (vii) Rule 144A debt or preferred Securities: The Fitch
              Discount Factor applied to Rule 144A debt or preferred Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

                   (viii) Foreign Bonds: The Fitch Discount Factor (A) for a
              Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with this definition and (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction and (2) a bond issued in a currency other than U.S. dollars by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%.

              (jj)     "Fitch Eligible Asset" means:

                   (i) cash (including interest and dividends due on assets
              rated (A) BBB or higher by Fitch or the equivalent by another Rating Agency if the payment date is within five Business Days of the Valuation Date, (B) A or higher by Fitch or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five business days;

                   (ii) Short-Term Money Market Instruments so long as (A) such securities are rated at least F1+ by Fitch or the equivalent by another Rating

              Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within one month, (2) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least AA by Fitch or the equivalent by another Rating Agency and the security matures within six months;

                   (iii) U.S. Government [and Agency] Securities and U.S.
              Treasury Strips;

                   (iv) debt securities if such securities have been registered under the Securities Act or are public securities exempt from registration under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act; and such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain or the United Kingdom (the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as "Debt Securities."

                   (v) Common stocks (i) (A) which are traded on the New York
              Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which may be sold without restriction by the Fund; provided, however, that (1) common stock which, while a Fitch Eligible Asset owned by the Fund, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch and
              (2) the aggregate Market Value of the Fund 's holdings of the common stock of any issuer in excess of 5% per US issuer of the number of Outstanding shares times the Market Value of such common stock shall not be a Fitch's Eligible Asset; (ii) securities denominated in any currency other than the U.S. dollar and securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Fund's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 3% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of 10% of the Market Value of the Fund's Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than the Approved Foreign Nations shall not be a Fitch Eligible Asset;

                   (vi) Preferred securities if (i) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros, (ii) the issuer of such a preferred security has common stock listed on either the New York Stock Exchange or the American Stock Exchange or the NASDAQ National Market System, and (iii) the issuer of such a preferred security has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency. In addition, the preferred securities issue must be at least $50 million; and

                   (vii) Rule 144A debt or preferred Securities subject to the limitations set forth in this section "Fitch Eligible Asset."

Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Fund of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the Preferred Shares.

Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of
(i)(A) through (i)(E) under the definition of Preferred Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Fund will not affect the status of such asset as a Fitch Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Fund by its investment manager or portfolio manager, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

Fitch Limitations on Convertible Debt and Preferred Securities:

Convertible debt and preferred securities will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets.

Fitch Diversification Limitations:

Portfolio holdings must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:


         SECURITY RATED AT            MAXIMUM SINGLE            MAXIMUM SINGLE          MINIMUM ISSUE SIZE
         LEAST                           ISSUER(1)             INDUSTRY(1),(2)          ($ IN MILLION)(3)
         AAA                                100%                      100%                     $100
         AA-                                 20                        75                       100
         A-                                  10                        50                       100
         BBB-                                 6                        25                       100
         BB-                                  4                        16                        50
         B-                                   3                        12                        50
         CCC                                  2                         8                        50

(1) Percentages represent a portion of the aggregate Market Value of Fitch's Eligible Assets.

(2)      Industries are determined according to Fitch's Industry
         Classifications.

(3)      Preferred stock has a minimum issue size of $50 million.

              (kk) "Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 24 days thereafter.

              (ll) "Fund" shall have the meaning specified in the initial paragraph of these Articles Supplementary.

              (mm) "Holder," with respect to any Preferred Shares, shall mean the registered holder of such shares as the same appears on the record books of the Fund.

              (nn) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary.

              (oo) "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, retained by the Fund that is with respect to the Fund an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

              (pp) "Initial Dividend Payment Date" with respect to a Series of Preferred Shares shall mean the date on which dividends are payable on such Series of Preferred Shares with respect to the Initial Rate Period of such Series, as determined by the Directors of the Fund or pursuant to their delegated authority.

              (qq) "Initial Dividend Rate" with respect to a Series of Preferred Shares shall mean the rate per annum applicable to the Initial Rate Period for such Series of Preferred Shares, as determined by the Directors or pursuant to their delegated authority.

              (rr) "Initial Rate Period" with respect to a Series of Preferred Shares shall be the period from and including the Date of Original Issue of such Series to but excluding the Initial Dividend Payment Date for such Series.

              (ss) "Late Charge" shall have the meaning specified in paragraph 2(e)(iii) of Part I of these Articles Supplementary.

              (tt) "Lead Broker-Dealer" shall mean a Broker-Dealer designated as such (solely for purposes of these Articles Supplementary) by the Fund from time to time in its discretion. Initially, the Lead Broker-Dealer shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated.

              (uu) "Liquidation Preference," with respect to a given number of Preferred Shares, means $25,000 times that number.

              (vv) "Market Value" of any asset of the Fund shall mean:

                   (i) with respect to an investment which is listed on an
              exchange or traded over-the-counter and quoted on the NASDAQ System, the last sale price on the day of valuation (using prices as of the close of trading) or, if there has been no sale that day, pursuant to the provisions in the following clause (ii); and

                   (ii) with respect to an investment which is not listed on an exchange or quoted on the NASDAQ System, the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, quoted (at least one of such quotes being in writing) to the Fund by two or more nationally recognized securities dealers making a market in such investment at the time. If there is no sale or bid price for an investment as provided in the preceding sentence, an investment shall be deemed to have a Market Value of zero. By resolution of the Board of Directors and without amending the Articles, the calculation of Market Value may be made on bases other than those set forth above if each Rating Agency then rating the Preferred Shares has advised the Fund in writing that the revised method of calculation of Market Values would not adversely affect its then-current rating of the Preferred Shares, provided that the Fund shall cause to be made available a written statement setting forth such revised method for inspection by the Holders at the principal executive office of the Fund.

              (ww) "Maximum Rate" means, on any date on which the Applicable Rate is determined, the applicable percentage (as determined pursuant to the chart immediately below) of the Reference Rate on such date determined as set forth below based on the lower of the credit rating assigned to the Preferred Shares by Moody's or Fitch, subject to upward but not downward adjustment in the discretion of the Directors (without the vote or consent of the Holders of shares of preferred stock of any series, including the Preferred Shares, or any other stockholder of the Fund, but with confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) or any Substitute Rating Agency then rating the Preferred Shares, and after consultation with the Broker-Dealers and subject to paragraph 4(d) of Part I of these Articles Supplementary), provided that immediately following any such increase the Fund would be in compliance with the Preferred Shares Basic Maintenance Amount.

         If Moody's or Fitch or both shall not make such ratings available, the rate shall be determined by reference to equivalent ratings issued by a Substitute Rating Agency.



                                   CREDIT RATINGS
                  -------------------------------------------------------------       APPLICABLE
                      MOODY'S                            FITCH                        PERCENTAGE:
                  --------------------               --------------------------       -----------
                  "Aa3" or higher                    AA- or higher                        150%
                    "A3" to "A1"                       A- to A+                           200%
                  "Baa3" to "Baa1"                   BBB- to BBB+                         225%
                    Below "Baa3"                      Below BBB-                          275%

              (xx) "Minimum Rate Period" shall mean any Rate Period consisting of 7 Rate Period Days for Series M7, T7, W7, TH7 and F7 and of 28 Rate Period Days for Series T28 and W28.

              (yy) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

              (zz) "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. According to Moody's guidelines, in addition to standard monthly reporting, the Fund must notify Moody's if the portfolio coverage ratio of the discounted value of Moody's Eligible Assets to Preferred Shares Basic Maintenance Amount is less than 130%. Computation of rating agency asset coverage ratio requires use of the Diversification Table prior to applying discount factors noted below and after identifying Moody's eligible assets for purposes of completing basic maintenance tests. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

                   (i) Preferred Securities: The Moody's Discount Factor for
              preferred securities shall be (A) for preferred securities issued by a utility, 152%; (B) for preferred securities of industrial and financial issuers, 197%; (C) for preferred securities issued by real estate related issuers, 154%; and (D) for auction rate preferred securities, 350%.

                   (ii) Corporate Debt Securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.


                                                                 Moody's Rating Category (1)
                                              ------------------------------------------------------------------
TERMS TO MATURITY OF CORPORATE                  AAA      AA        A       BAA      BA       B      UNRATED(2)
DEBT SECURITY                                   ---      --       ---      ---      --      ---     ----------
-------------
1 year or less                                 109%     112%     115%     118%     137%    150%        250%
2 years or less (but longer than 1 year)       115      118      122      125      146     160         250
3 years or less (but longer than 2 years)      120      123      127      131      153     168         250
4 years or less (but longer than 3 years)      126      129      133      138      161     176         250
5 years or less (but longer than 4 years)      132      135      139      144      168     185         250
7 years or less (but longer than 5 years)      139      143      147      152      179     197         250
10 years or less (but longer than 7 years)     145      150      155      160      189     208         250
15 years or less (but longer than 10 years)    150      155      160      165      196     216         250
20 years or less (but longer than 15 years)    150      155      160      165      196     228         250
30 years or less (but longer than 20 years)    150      155      160      165      196     229         250

                                       15


                                                                 Moody's Rating Category (1)
                                              ------------------------------------------------------------------
TERMS TO MATURITY OF CORPORATE                  AAA      AA        A       BAA      BA       B      UNRATED(2)
DEBT SECURITY                                   ---      --       ---      ---      --      ---     ----------
-------------

Greater than 30 years                          165      173      181      189      205     240         250

---------------
(1) If a corporate debt security is unrated by Moody's but is rated by S&P, a rating two numeric ratings below the S&P rating will be used (e.g., where the S&P rating is AAA, a Moody's rating of Aa2 will be used; where the S&P rating is AA+, a Moody's rating of Aa3 will be used).

(2) Unrated corporate debt securities, which are corporate debt securities rated by neither Moody's nor S&P, are limited to 10% of discounted Moody's Eligible Assets. If a corporate debt security is unrated by both Moody's and S&P, the Fund will use the percentage set forth under "Unrated" in this table.

         The Moody's Discount Factors presented in the immediately preceding table will also apply to corporate debt securities that do not pay interest in U.S. dollars or euros, provided that the Moody's Discount Factor determined from the table shall be multiplied by a factor of 120% for purposes of calculating the Discounted Value of such securities.

                   (iii) Common Stock: The Moody's Discount Factor applied to
              Common Stock will be 350%.

                   (iv) U.S. Government Securities and U.S. Treasury Strips:


                                                        U.S. GOVERNMENT SECURITIES             U.S. TREASURY
             REMAINING TERM TO MATURITY                       DISCOUNT FACTOR              STRIPS DISCOUNT FACTOR
             --------------------------                       ---------------              ----------------------
1 year or less                                                       107%                             107%
2 years or less (but longer than 1 year)                             113                              115
3 years or less (but longer than 2 years)                            118                              121
4 years or less (but longer than 3 years)                            123                              128
5 years or less (but longer than 4 years)                            128                              135
7 years or less (but longer than 5 years)                            135                              147
10 years or less (but longer than 7 years)                           141                              163
15 years or less (but longer than 10 years)                          146                              191
20 years or less (but longer than 15 years)                          154                              218
30 years or less (but longer than 20 years)                          154                              244

                   (v) Short-Term Instruments and Cash: The Moody's Discount
              Factor applied to short-term portfolio securities, including without limitation short-term corporate debt securities, Short-Term Money Market Instruments and short-term municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash. Moody's rated money market funds subject to Rule 2a-7 under the 1940 Act will also have a discount factor of 100%.

                   (vi) Rule 144A debt or preferred Securities: The Moody's
              Discount Factor applied to Rule 144A debt or preferred securities for Rule 144A debt or preferred Securities will be 130% of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

                   (vii) Convertible Securities:

                              (A)     Convertible Securities:


                                              MOODY'S RATING CATEGORY (1)
                   --------------------------------------------------------------------------------
INDUSTRY
CATEGORY              AAA            AA             A             BAA            BA            B
--------              ---            --            ---            ---            --           --
Utility               162%          167%           172%          188%           195%          199%
Industrial            256%          261%           266%          282%           290%          293%
Financial             233%          238%           243%          259%           265%          270%

----------

(1) If a corporate debt security is unrated by Moody's but is rated by S&P, a rating two numeric ratings below the S&P rating will be used (e.g., where the S&P rating is AAA, a Moody's rating of Aa2 will be used; where the S&P rating is AA+, a Moody's rating of Aa3 will be used).

                                    (B) Upon  conversion to Common Stock,  the
Discount Factor of 350% will be applied to the Common Stock holdings.

              (aaa)    "Moody's Eligible Assets" means:

                   (i) cash (including interest and dividends due on assets
              rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) Al or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Fund has received prior written authorization from Moody's or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short-Term Money Market Instrument rating of at least P-1;

                   (ii) Short-Term Money Market Instruments, so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month,
              (2) is rated Al and the security matures within three months or
              (3) is rated at least Aaa and the security matures within six months. In addition, Moody's rated money market funds subject to Rule 2a-7 under the 1940 Act are also eligible investments.

                   (iii) Common Stocks

                                    (A) which are issued by issuers whose senior
                      debt securities are rated at least Baa by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by an issuer whose senior debt securities are rated at least A by S&P and which for this purpose have been assigned a Moody's equivalent rating of at least Baa);

                                    (B) which are traded on the New York Stock
                      Exchange, the American Stock Exchange or the NASDAQ National Market System;

                                    (C) which have a market capitalization
                      greater than $500,000,000;

                                    (D) which are currently paying cash
                      dividends and have paid cash dividends or whose predecessors have paid cash dividends regularly during the preceding three-year period; and

                                    (E) which pay dividends in U.S. dollars;

         PROVIDED, HOWEVER, that (1) the aggregate Market Value of the Fund's holdings of the common stock of any eligible issuer (x) shall be less than 5% of the number of outstanding shares times the Market Value of such common stock and
(y) shall not exceed 5% of the number of outstanding shares (less the number of shares held by insiders, as determined in accordance with standards established by Moody's) multiplied by the Market Value of such common stock and (2) the number of shares of common stock of any eligible issuer held by the Fund shall not exceed the average weekly trading volume of such common stock during the preceding month.

                   (iv) U.S. Government Securities and U.S. Treasury Strips;

                   (v) Rule 144A debt or preferred Securities subject to the
              conditions set forth in the rest of this section "Moody's Eligible Assets;"

                   (vi) Corporate debt securities if (A) such securities are
              rated B3 or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P; (C) for securities which provide for conversion or exchange at the option of the issuer into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's; (D) for debt securities rated Bal and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (E) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment adviser or portfolio manager acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

         In order to merit consideration as a Moody's Eligible Asset, debt securities are issued by entities which:

                   - have not filed for bankruptcy within the past three years

                   - are current on all principal and interest in their fixed income obligations

                   - are current on all preferred securities dividends

                   - possess a current, unqualified auditor's report without
                     qualified, explanatory language

              (bbb) Corporate debt securities not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets.

              (ccc) Preferred securities if (A) such preferred securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros, (B) the issuer of such a preferred security has common stock listed on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System and (C) such preferred security has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred security has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred security without such a dividend history would also be eligible). In addition, the preferred securities must have the diversification requirements set forth in the table below and the preferred security issue must be greater than $50 million or $100 million, if such preferred security issue is convertible into equity securities of the same issuer.

Diversification Table:

         The table below establishes maximum limits for inclusion as Moody's Eligible Assets prior to applying Moody's Discount Factors to Eligible
Securities:


                              MAXIMUM            MAXIMUM SINGLE           MINIMUM ISSUE SIZE
      RATINGS (1)           SINGLE (2) (3)       INDUSTRY (3) (4)          ($ IN MILLION) (5)
      -----------          --------------       ----------------          ------------------
Aaa                            100%                  100%                     $100
Aa                              20                    60                       100
A                               10                    40                       100
Baa                              6                    20                       100
Ba                               4                    12                        50
Bl-B2                            3                     8                        50

                                       19


                              MAXIMUM            MAXIMUM SINGLE           MINIMUM ISSUE SIZE
      RATINGS (1)           SINGLE (2) (3)       INDUSTRY (3) (4)          ($ IN MILLION) (5)
      -----------          --------------       ----------------          ------------------
B3 or below                      2                     5                        50

---------------

(1) Refers to the preferred securities and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer (except for the operating subsidiaries of regulated utility companies, where approved in writing by Moody's).

(3) Percentages represent a portion of the aggregate Market Value of Moody's Eligible Assets.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5) Except for preferred securities, which have a minimum issue size of $50 million (or $100 million, if such preferred security issue is convertible into equity securities of the same issuer).

                   (i) Financial contracts, as such term is defined in Section
              3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition but only upon receipt by the Fund of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the Preferred Shares.

         Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Share Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

         Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Share Basic Maintenance Amount or to the extent it is subject to any Liens, including assets segregated under margin account requirements in connection with Fund engagement in hedging transactions, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Fund by its investment adviser or portfolio manager, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

              (ddd) "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending [24] days thereafter.

              (eee) "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

              (fff) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

              (ggg) "1940 Act Cure Date," with respect to the failure by the Fund to maintain the 1940 Act Preferred Shares Asset Coverage (as required by paragraph 5 of Part I of these Articles Supplementary) as of the last Business Day of each month, shall mean the last Business Day of the following month.

              (hhh) "1940 Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of capital stock, including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock), determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

              (iii) "Non-Call Period" has the meaning set forth under the definition of "Special Redemption Provisions."

              (jjj) "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph 8(c) of Part I of these Articles Supplementary.

              (kkk) "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of Preferred Shares pursuant to paragraph 3(b) of Part I of these Articles Supplementary.

              (lll) "Order" and "Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary.

              (mmm) "Outstanding" shall mean, as of any date, the number of Preferred Shares theretofore issued by the Fund except, without duplication, (i) any Preferred Shares theretofore canceled, redeemed or repurchased by the Fund, or delivered to the Auction Agent for cancellation, redemption or repurchase or with respect to which the Fund has given notice of cancellation, redemption or repurchase and irrevocably deposited with the Auction Agent sufficient funds to redeem or repurchase such shares and (ii) any Preferred Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund. Notwithstanding the foregoing, (A) in connection with any Auction, any Preferred Shares as to which the Fund or an Affiliate (other than an Affiliate that is a Broker-Dealer) is the Existing Holder will be disregarded and not deemed Outstanding; (B) for purposes of determining the Preferred Shares Basic Maintenance

         Amount, Preferred Shares held by the Fund will be disregarded and not deemed Outstanding.

              (nnn) "Person" shall mean and include an individual, a partnership, a corporation, a Fund, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

              (ooo) "Potential Beneficial Owner" with respect to the Preferred Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of Preferred Shares but that wishes to purchase Preferred Shares, or that is a Beneficial Owner of Preferred Shares that wishes to purchase additional Preferred Shares.

              (ppp) "Potential Holder" with respect to the Preferred Shares, shall mean a Broker-Dealer (or any such other person as may be permitted by the Fund) that is not an Existing Holder of Preferred Shares or that is an Existing Holder of Preferred Shares that wishes to become the Existing Holder of additional Preferred Shares.

              (qqq) "Preferred Shares" shall have the meaning set forth under "DESIGNATION" above.

              (rrr) "Preferred Shares Basic Maintenance Amount" as of any Valuation Date, shall mean the dollar amount equal to the sum of:

                   (i) the sum of (A) the products resulting from multiplying the number of Outstanding Preferred Shares on such date by the Liquidation Preference (and applicable redemption premium, if any) per share; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) for each Outstanding Preferred Share to the 30th day after such Valuation Date (or, with respect to a Special Rate Period, to the next Dividend Payment Date); (C) the amount of anticipated non-interest expenses of the Fund for the 90 days subsequent to such Valuation Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to the Preferred Shares plus interest thereon actually accrued to such Valuation Date, together with 30 days' additional interest on the current outstanding balances calculated at the current rate; (E)
              (i) with respect to Moody's Eligible Assets, the amount of any liabilities described in the second full paragraph in Section 10(b) of Part I of these Articles Supplementary and (ii) with respect to Fitch Eligible Assets, the amount of any liabilities described in Section 10(d) of Part I of these Articles Supplementary; and (F) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, other indebtedness due within one year and any redemption premium due with respect to a redemption of the Preferred Shares for which a Notice of Redemption has been given, as of such Valuation Date, to the extent not reflected in any of
              (i)(A) through (i)(E);

              less

                   (ii) the sum of any cash plus the value of any of the Fund's assets irrevocably deposited by the Fund for the payment of any
              (i)(B) through (i)(E) ("value," for purposes of this clause (ii), means the Discounted Value of the security, except that if a security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated at least P-1 by Moody's, it will be valued at its face value).

              (sss) "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph 6(a) of Part I of these Articles Supplementary) as of a given Valuation Date, shall mean the tenth Business Day following such Valuation Date.

              (ttt) "Preferred Shares Basic Maintenance Report" shall mean a report signed by the Chief Executive Officer, President, Chief Operating Officer, Treasurer, Assistant Treasurer or any Vice President of the Fund which sets forth, as of the related Valuation Date, the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

              (uuu) "Premium Call Period" has the meaning set forth under the definition of "Special Redemption Provisions."

              (vvv) "Quarterly Valuation Date" shall mean the last Valuation Date of each fiscal quarter of the Fund.

              (www) "Rate Period" with respect to a Series of Preferred Shares shall mean the Initial Rate Period of such Series and any Subsequent Rate Period of such Series, including any Special Rate Period of such Series.

              (xxx) "Rate Period Days," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph 2(d) of Part I of these Articles Supplementary.

              (yyy) "Rating Agency" means a nationally recognized statistical rating organization.

              (zzz) "Redemption Default" has the meaning set forth in paragraph 2(e)(ii) of Part I of these Articles Supplementary.

              (aaaa) "Redemption Price" shall mean the applicable redemption price specified in paragraph 8(a) or paragraph 8(b), as the case may be, of Part I of these Articles Supplementary.

              (bbbb) "Reference Rate" means the applicable "AA" Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more).

              (cccc) "Remaining Shares" shall have the meaning specified in paragraph 4(a)(iv) of Part II of these Articles Supplementary.

              (dddd) "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

              (eeee) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

              (ffff) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

              (gggg) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary.

              (hhhh) "Short-Term Money Market Instruments" shall mean the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days:

                   (i) commercial paper rated A-1 if such commercial paper
              matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

                   (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or Fund company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

                   (iii) overnight funds; and

                   (iv) U.S. Government Securities.

              (iiii) "Special Rate Period" shall have the meaning specified in paragraph 3(a) of Part I of these Articles Supplementary. For the avoidance of doubt, a Minimum Rate Period shall not be deemed to be a Special Rate Period.

              (jjjj) "Special Redemption Provisions" means, with respect to any Special Rate Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Directors after consultation with the Broker-Dealers, during which the shares subject to such Special Rate Period are not subject to redemption at the option of the Fund and (ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Rate Period will be redeemable at the Fund's option at a price per share equal to $25,000 plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables, in each case as determined by the Board of Directors after consultation with the Broker-Dealers.

              (kkkk) "Submission Deadline" shall mean 1:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time

              (llll) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

              (mmmm) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

              (nnnn) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

              (oooo) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

              (pppp) a "Subsequent Rate Period" shall mean the period from and including the first day following the Initial Rate Period to but excluding the next Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date; PROVIDED, HOWEVER, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

              (qqqq) "Substitute Commercial Paper Dealer" shall mean Credit Suisse First Boston or Morgan Stanley & Co., Incorporated or their respective affiliates or successors, if such entities are commercial paper dealers; PROVIDED, HOWEVER, that none of the entities named above shall be a Commercial Paper Dealer.

              (rrrr) "Substitute Rating Agency" means a Rating Agency selected by the Fund to act as a substitute Rating Agency to determine the credit rating of the Preferred Shares.

              (ssss) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 3(a) of Part II of these Articles Supplementary.

              (tttt) "Treasury Bill" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

              (uuuu) "Treasury Index Rate" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity, treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); PROVIDED, HOWEVER, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, then the foregoing computations shall be based upon the average of comparable data as quoted to the Fund by at least three U.S. Government Securities Dealers.

              (vvvv) "U.S. Government Securities" shall mean direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption, including, without limitation, U.S. Treasury Securities and U.S. Treasury Strips.

              (wwww) "U.S. Government Securities Dealer" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other U.S. Government Securities dealer selected by the Fund as to which Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) shall not have objected, and in each case their respective affiliates or successors, if such entities are U.S. Government Securities dealers.

              (xxxx) "U.S. Treasury Securities" shall mean direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

              (yyyy) "U.S. Treasury Strips" shall mean securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program of the U.S. Treasury.

              (zzzz) "Valuation Date" shall mean, for purposes of determining whether the Fund is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week or such other date as the Fund and Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) may agree to for purposes of determining the Preferred Shares Basic Maintenance Amount.

              (aaaaa) "Voting Period" shall have the meaning specified in paragraph 4(b)(i) of Part I of these Articles Supplementary.

              (bbbbb) "Winning Bid Rate" shall have the meaning specified in paragraph 3(a) of Part II of these Articles Supplementary.

                                    PART I.

1.       NUMBER OF AUTHORIZED SHARES.

         The initial number of authorized shares constituting Series M7, Series T7, Series W7, Series TH7, Series F7, Series T28 and Series W28 is 3,200, 3,200, 3,200, 3,200, 3,200, 2,840 and 2,840 shares, respectively.

2.       DIVIDENDS.

              (a) RANKING. The Preferred Shares shall rank on a parity with one another and with shares of any other series of shares of preferred stock issued by the Fund as to the payment of dividends by the Fund and the distribution of assets upon liquidation of the Fund.

              (b) CUMULATIVE CASH DIVIDENDS. The Holders of a Series of Preferred Shares shall be entitled to receive, when, as and if declared by the Directors, out of funds legally available therefor in accordance with the Charter and applicable law, cumulative cash dividends at the Applicable Rate for such Series, determined as set forth in paragraph 2(e) of this Part I, and no more, payable on the Dividend Payment Dates determined pursuant to paragraph 2(d) of this Part I. Holders of any Series of Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on such Series of Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any Series of Preferred Shares which may be in arrears, and, except to the extent set forth in paragraph 2(e)(iii) of this Part I, no additional sum of money shall be payable in respect of any such arrearage.

              (c) DIVIDENDS CUMULATIVE FROM DATE OF ORIGINAL ISSUE. Dividends on each Series of Preferred Shares shall accumulate at the Applicable Rate for such Series from the Date of Original Issue thereof.

              (d) DIVIDEND PAYMENT DATES AND ADJUSTMENT THEREOF. Dividends shall be payable on each Series of Preferred Shares for the Initial Rate Period on the Initial Dividend Payment Date for such Series, and on each 7th day thereafter for Series M7, T7, W7, TH7 and F7 and on each 28th day thereafter for Series T28 and W28 (each date being a "Dividend Payment Date"); provided, however, that:

                   (i) if the day on which dividends would otherwise be payable is not a Business Day, then such dividends shall be payable on the first Business Day that falls after such day (subject to paragraph 7 of Part II of these Articles Supplementary); and

                   (ii) notwithstanding this paragraph 2(d), the Dividend
              Payment Dates with respect to a Special Rate Period shall be determined in the discretion of the Fund and set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Fund; provided, however, that with respect to any Special Rate Period consisting of more than 30 days, dividends shall be payable on first Business Day of each calendar month within such Special Rate Period, if applicable, and on the Business Day following the last day of such Special Rate Period.

                   (iii) Each Dividend Payment Date determined pursuant to this paragraph 2(d) shall be a Business Day when determined (and if not a Business Day at the time of payment, the provisions of clause
              (i) above will apply, subject to paragraph 7 of Part II of these Articles Supplementary);

                   (iv) Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the provisions hereof, the next succeeding Dividend Payment Date, subject to such provisions, will occur on the next following originally scheduled date; and

                   (v) notwithstanding the above, if for any reason a Dividend
              Period for any Series of Preferred Shares is scheduled to begin on the same day and end on the same day as a Dividend Period for any other series of shares of preferred stock of the Fund, then the last day of such Dividend Period for such other series of shares of preferred stock shall be the second Business Day next succeeding such scheduled day unless the Fund obtains the opinion of tax counsel referred to in this paragraph. Subject to the limitation in the next sentence, if for any reason a Dividend Payment Date cannot be fixed as described above, then the Directors shall otherwise fix the Dividend Payment Date. In no event, however, may the Dividend Period of any Series of Preferred Shares be co-extensive with any dividend period of any other series of shares of preferred stock unless the Fund has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of shares of preferred stock.

              (e) DIVIDEND RATES AND CALCULATION OF DIVIDENDS.

                   (i) DIVIDEND RATES. The dividend rate on a Series of
              Preferred Shares during the period from and after the Date of Original Issue to and including the last day of the Initial Rate Period for that Series shall be the Initial Dividend Rate for that Series. For each Subsequent Rate Period thereafter, the dividend rate on a series of Preferred Shares shall be equal to the rate per annum that results from an Auction (but the rate set at the Auction may not exceed the Maximum Rate) on the Auction Date for that Series next preceding such Subsequent Rate Period; PROVIDED, HOWEVER, that if an Auction for any such Subsequent Rate Period is not held for any reason (except as provided in paragraph 7 of Part II of these Articles Supplementary), the dividend rate for such Subsequent Rate Period will be the Maximum Rate on the Auction Date therefor (except (A) during a Default Period when the dividend rate shall be the Default Rate, as set forth in paragraph 2(e)(ii) below, or (B) after a Default Period and prior to the beginning of the next Dividend Period, when the dividend rate shall be the Maximum Rate at the close of business on the last day of such Default Period). The rate per annum at which dividends are payable on a Series of Preferred Shares for any Rate Period thereof in accordance with these Articles Supplementary is herein referred to as the "Applicable Rate" for that Series.

                   (ii) DEFAULT PERIOD. Subject to the cure provisions in
              paragraph 2(e)(iii) below, a "Default Period" will commence on any date the Fund fails to deposit irrevocably in trust with the Auction Agent, not later than 12:00 Noon, New York City time, (A) on any Dividend Payment Date, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on the relevant Series of Preferred Shares (a "Dividend Default") or (B) on any redemption date set by the Fund with respect to any Preferred Shares, in funds available on such redemption date in The City of New York, New York, the full amount of any Redemption Price to be paid on such redemption date for any Preferred Shares with respect to which a Notice of Redemption has been mailed pursuant to paragraph 8(c) of Part I of these Articles Supplementary (a "Redemption Default," and together with a Dividend Default, hereinafter referred to as a "Default"); provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

                   Subject to the cure provisions of paragraph 2(e)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price, as applicable, shall have been deposited irrevocably in trust in same-day funds with the Auction Agent. The Applicable Rate for a Series for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Dividend Period commencing during a Default Period shall be a Minimum Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction for a Series shall be held during a Default Period for that Series. The "Default Rate" shall be equal to the Reference Rate multiplied by three (3).

                   (iii) CURING A DEFAULT. No Default Period with respect to a
              Dividend Default or Redemption Default shall be deemed to commence if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Fund to pay such dividend or Redemption Price) is deposited irrevocably in trust, in same-day funds with the Auction Agent by 12:00 noon, New York City time, within three Business Days after the applicable Dividend Payment Date or redemption date set by the Fund, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising the period beginning on the applicable Dividend Payment Date or redemption date and ending on the date of such deposit, divided by 360 (a "Late Charge"). In the case of a default that is solely due to the willful failure of the Fund to pay a dividend or Redemption Price when due, the provisions of paragraph 2(e)(ii) above shall apply.

                   (iv) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on a Series of Preferred Shares on any date on which dividends shall be payable on that Series of Preferred Shares shall be computed by multiplying the Applicable Rate for that Series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof that such share was outstanding and the denominator of which shall be 360; and multiplying the rate obtained by $25,000, and rounding the amount so obtained to the nearest cent.

              (f) DIVIDEND PAYMENTS BY FUND TO AUCTION AGENT. The Fund shall pay to the Auction Agent, not later than 12:00 noon, New York City time, on each Dividend Payment Date for a Series of Preferred Shares, an aggregate amount of funds available on such Dividend Payment Date equal to the dividends to be paid to all Holders of that Series of Preferred Shares on such Dividend Payment Date. The Fund shall not be required to establish any reserves for payment of dividends on the Preferred Shares.

              (g) AUCTION AGENT AS TRUSTEE OF DIVIDEND PAYMENTS BY FUND. All moneys paid to the Auction Agent for the payment of dividends or any Redemption Price (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends or any Redemption Price (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph 2(h) of this Part I of these Articles Supplementary. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of such dividends or Redemption Price (and any such Late Charge) will, to the extent permitted by law, be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied.

              (h) DIVIDENDS PAID TO HOLDERS. Each dividend on a series of Preferred Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Fund on the Business Day next preceding such Dividend Payment Date.

              (i) DIVIDENDS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DIVIDENDS. Any dividend payment made on a Series of Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid on any date as may be fixed by the Directors, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on the record date fixed by the Directors, not exceeding 15 days preceding the payment date thereof.

3.       DESIGNATION OF SPECIAL RATE PERIODS.

              (a) LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD. The Fund, in consultation with the Lead Broker-Dealer, may designate any succeeding Subsequent Rate Period for a Series of Preferred Shares as a "Special Rate Period" consisting of a specified number of Rate Period Days evenly divisible by 7 and not more than 1,820. A designation of a Special Rate Period for a Series shall be effective only if (A) notice thereof shall have been given as provided herein, (B) an Auction for such Series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids shall have existed in such Auction, (C) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph 8(c) of this Part I with respect to any shares of such Series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent and, if such redemption is subject to one or more conditions precedent, each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption, (D) full cumulative dividends on such Series of Preferred Shares shall have been paid in full or deposited with the Auction Agent, (E) the Fund shall have obtained written confirmation from Moody's, if Moody's is then rating the Preferred Shares, Fitch, if Fitch is then rating the Preferred Shares, and from any Substitute Rating Agency then rating the Preferred Shares, that such proposed Special Rate Period will not impair the rating then assigned by Moody's, Fitch or such Substitute Rating Agency to such Series of Preferred Shares, and (F) the Lead Broker-Dealer shall not have objected to the declaration of the proposed Special Rate Period in writing.

              (b) NOTICE OF PROPOSED SPECIAL RATE PERIOD. If the Fund proposes to designate any succeeding Rate Period as a Special Rate Period pursuant to paragraph 3(a) of this Part I, not fewer than seven Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Rate Period is fewer than eight days) nor more than 30 Business Days prior to the date the Fund proposes to designate as the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Fund by telephonic or other means to the Auction Agent, Moody's, if Moody's is then rating the Preferred Shares, Fitch, if Fitch is then rating the Preferred Shares, and each Broker-Dealer and confirmed in writing promptly thereafter. Each such notice (a "Notice of Special Rate Period") shall state (A) that the Fund proposes to exercise its option to designate a Special Rate Period for a specified Series, specifying the first and last days thereof and the Maximum Rate for such Special Rate Period and (B) that the Fund will by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Special Redemption Provisions, or
         (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Dividend Period shall be a Minimum Rate Period. No later than 3:00 P.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Fund shall deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

                   1. a notice stating (A) that the Fund has determined to
              designate the next succeeding Rate Period for a Series as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Special Redemption Provisions; or

                   2. a notice stating that the Fund has determined not to
              exercise its option to designate a Special Rate Period.

         If the Fund fails to deliver the notices required by this provision with respect to any designation of any proposed Special Rate Period to the Auction Agent by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (II) above.

              (c) SPECIAL REDEMPTION PROVISIONS. Subject to the next sentence, the Notice of Special Rate Period relating to a Special Rate Period of a Series of Preferred Shares, as delivered to the Auction Agent and Broker-Dealers and filed with the Secretary of the Fund, shall set forth any Special Redemption Provisions with respect to such Special Rate Period. A Notice of Special Rate Period may contain Special Redemption Provisions only if the Directors, after consultation with the Broker-Dealers, determine that such Special Redemption Provisions are in the best interest of the Fund.

4.       VOTING RIGHTS.

              (a) ONE VOTE PER SHARE OF PREFERRED SHARES. Except as otherwise provided herein or in the Charter or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each Preferred Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding shares of preferred stock of the Fund, including the Preferred Shares, and of Common Shares shall vote together as a single class; provided, however, that, subject to the division of the Directors into classes with respect to their respective terms of office, as provided in the Charter, at any meeting of the shareholders of the Fund held for the election of Directors, the holders of outstanding shares of preferred stock of the Fund, including the Preferred Shares, represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of capital stock of the Fund, to elect two Directors of the Fund, each Preferred Share entitling the holder thereof to one vote. Subject to paragraph 4(b) of this Part I, the holders of outstanding Common Shares and shares of preferred stock, including the Preferred Shares, voting together as a single class, shall elect the balance of the Directors.

              (b) VOTING FOR ADDITIONAL DIRECTORS.

                   (i) VOTING PERIOD. Except as otherwise provided in the
              Charter or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs
              (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Directors shall be automatically increased by the smallest number that, when added to the two Directors elected exclusively by the holders of shares of preferred stock, including the Preferred Shares, would constitute a majority of the Directors as so increased by such smallest number, and the holders of shares of preferred stock, including the Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of capital stock of the Fund), to elect such smallest number of additional Directors, together with the two Directors that such holders are in any event entitled to elect. A Voting Period shall commence:

                        (A) if at the close of business on any Dividend Payment
                   Date accumulated dividends (whether or not earned or declared) on any outstanding shares of preferred stock, including the Preferred Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                        (B) if at any time holders of shares of preferred stock,
                   including the Preferred Shares, are entitled under the 1940 Act to elect a majority of the Directors of the Fund.

         Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of shares of preferred stock upon the further occurrence of any of the events described in this subparagraph (b)(i).

              (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the holders of shares of preferred stock, including the Preferred Shares, to elect additional Directors as described in paragraph 4(b)(i) of this Part I, the Fund shall so notify the Auction Agent and a special meeting of such holders shall be called by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 80 days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if such special meeting is not called, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of preferred stock, including the Preferred Shares, held during a Voting Period at which Directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of capital stock of the Fund), shall be entitled to elect the number of Directors prescribed in paragraph 4(b)(i) of this
         Part I on a one-vote-per-share basis.

              (iii) TERMS OF OFFICE OF EXISTING DIRECTORS. Except as provided in the next succeeding sentence, the terms of office of all persons who are Directors of the Fund at the time of a special meeting of Holders and holders of other shares of preferred stock to elect Directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Directors elected by the Holders and such other holders of shares of preferred stock and the remaining incumbent Directors elected by the holders of the Common Shares and shares of preferred stock, shall constitute the duly elected Directors. If the election of additional Directors by the holders of shares of preferred stock, including the Preferred Shares, would cause the number of Directors to exceed 12, then the terms of office of a number of Directors elected by the holders of Common Shares and preferred stock, voting as a single class, shall terminate at the time of the special meeting to elect such additional Directors such that the sum of the number of remaining Directors and the number of additional Directors does not exceed 12 and the number of additional Directors and the two Directors elected by the holders of shares of preferred stock, including the Preferred Shares constitute a majority of the entire Board of Directors.

              (iv) TERMS OF OFFICE OF CERTAIN DIRECTORS TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the Holders and holders of other Preferred Shares pursuant to paragraph 4(b)(i) of this Part I shall automatically terminate, the remaining Directors shall constitute the Directors of the Fund and the voting rights of the Holders and such other holders to elect additional Directors pursuant to paragraph 4(b)(i) of this Part I shall cease, subject to the provisions of the last sentence of paragraph 4(b)(i) of this Part I.

         (c)  HOLDERS OF PREFERRED SHARES TO VOTE ON CERTAIN OTHER MATTERS.

              (i) INCREASE IN CAPITALIZATION; VOLUNTARY PETITION FOR BANKRUPTCY. So long as any Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a "majority of the outstanding" Preferred Shares (unless a higher percentage is provided for herein or in the Charter or by applicable law), in person or by proxy, either in writing or at a meeting, voting as a separate class, authorize, create or issue any class or series of shares ranking prior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or authorize, create or issue additional Preferred Shares (except that, notwithstanding the foregoing, but subject to the provisions of these Articles Supplementary, the Directors, without the vote or consent of the Holders of Preferred Shares, may from time to time authorize and create, and the Fund may from time to time issue, additional Preferred Shares or classes or series of other shares of preferred stock ranking on a parity with Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund if the Fund receives written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) and from any Substitute Rating Agency then rating the Preferred Shares that such authorization, creation or issuance would not impair the rating then assigned by such Rating Agency to the Preferred Shares). So long as any Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a "majority of the outstanding" Preferred Shares (unless a higher percentage is provided for herein or in the Charter or by applicable law), in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.

                   For purposes of paragraph 4 of this Part I, "majority of the outstanding" Preferred Shares (or any other series of shares of preferred stock of the Fund, as applicable) means (i) 67% or more of such shares present at a meeting or represented by proxy, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.

                   (ii) 1940 ACT MATTERS. Unless a higher percentage is provided for herein or in the Charter or by applicable law, (A) the affirmative vote of the Holders of at least a "majority of the outstanding" Preferred Shares, voting as a separate class, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding" Preferred Shares, voting as a separate class, shall be required to approve any plan of "reorganization" (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of at least a "majority of the outstanding" Preferred Shares, voting as a separate class, shall also be required to approve any action not described in the first sentence of this paragraph 4(c)(ii) requiring a vote of security holders of the Fund under section 13(a) of the 1940 Act. In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Fund shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) of the results of such vote.

              (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Board of Directors, without the vote or consent of any Holders of Preferred Shares or the holders of any other shares of preferred stock of the Fund, or any other stockholder of the Fund, may from time to time amend, alter or repeal the provisions of paragraph 10 of this Part I as well as any or all of the definitions contained within these Articles Supplementary (and any terms defined within, or related to, such definitions), add covenants and other obligations of the Fund, or confirm the applicability of covenants and other obligations set forth herein, all in connection with obtaining or maintaining the rating of any Rating Agency with respect to the Preferred Shares, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of the Holders of Preferred Shares or the holders of any other shares of preferred stock of the Fund expressly set forth in the Charter or these Articles Supplementary, provided that the Board of Directors shall have obtained written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) and from any Substitute Rating Agency then rating the Preferred Shares (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of the Preferred Shares) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.

              (e) The affirmative vote of the Holders of a majority, as defined in the 1940 Act, of the outstanding shares of preferred stock of any series, including the Preferred Shares, voting separately from any other series, shall be required with respect to any matter that materially and adversely affects the rights, preferences or powers of that series in a manner different from that of other series or classes of the Fund's shares of capital stock. For purposes of the foregoing, no matter shall be deemed to adversely affect any rights, preference or power unless such matter (i) adversely alters or abolishes any preferential right of such series; (ii) creates, adversely alters or abolishes any right in respect of redemption of such series; or (iii) creates or adversely alters (other than to abolish) any restriction on transfer applicable to such series. The vote of holders of any series described in this Section (e) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or preferred stock, if any, necessary to authorize the action in question.

              (f) The affirmative vote of the Holders of a majority, as defined in the 1940 Act, of the Preferred Shares, voting as a separate class, shall be required to amend, alter or repeal the provisions of the Articles Supplementary if such amendment, alteration or repeal would affect adversely the rights, preferences or powers expressly set forth in the Articles of Incorporation or these Articles Supplementary of Holders of the Preferred Shares, unless, in each case, the Fund obtains written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) or any Substitute Rating Agency then rating the Preferred Shares that such amendment, alteration or repeal would not impair the rating then assigned by such rating agency to the Preferred Shares, in which case the vote or consent of the Holders of the Preferred Shares is not required. For purposes of the foregoing, no matter shall be deemed to adversely affect any rights, preference or power unless such matter (i) adversely alters or abolishes any preferential right of the Preferred Shares; (ii) creates, adversely alters or abolishes any right in respect of redemption of the Preferred Shares; or (iii) creates or adversely alters (other than to abolish) any restriction on transfer applicable to the Preferred Shares. The vote of holders of any Preferred Shares described in this Section (f) will in each case be in addition to a separate vote of the requisite percentage, if any, of Common Shares and/or preferred stock necessary to authorize the action in question.

              (g) RIGHTS AND PREFERENCES SET FORTH IN THESE ARTICLES SUPPLEMENTARY ARE SOLE RIGHTS AND PREFERENCES. Unless otherwise required by law, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth in these Articles Supplementary.

              (h) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

              (i) VOTING FOR DIRECTORS SOLE REMEDY FOR FUND'S FAILURE TO PAY DIVIDENDS. In the event that the Fund fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for Directors pursuant to the provisions of this paragraph 4.

              (j) HOLDERS ENTITLED TO VOTE. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Articles Supplementary, by provisions of the Charter, by statute or otherwise, no Holder shall be entitled to vote any Preferred Share and no Preferred Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph 8(c) of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No Preferred Shares held by the Fund shall have any voting rights or be deemed to be outstanding for voting or other purposes.

5.       1940 ACT PREFERRED SHARES ASSET COVERAGE.

         The Fund shall maintain, as of the last Business Day of each month in which any Preferred Shares are outstanding, the 1940 Act Preferred Shares Asset Coverage.

6.       PREFERRED SHARES BASIC MAINTENANCE AMOUNT.

              (a) So long as Preferred Shares are outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Fitch is then rating the Preferred Shares).

              (b) (i) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares and the Fund failed to maintain Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount) and Fitch (if Fitch is then rating the Preferred Shares and the Fund failed to maintain Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to each such party if such party receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to such party for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report.

                   (ii) The Fund shall also deliver a Preferred Shares Basic
              Maintenance Report to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares):

                        (A) As of the last Valuation Date of each calendar month
                   (or, if such day is not a Business Day, the immediately preceding Business Day), and

                        (B) As of any Quarterly Valuation Date, in each case on
                   or before the third Business Day after such day.

         A failure by the Fund to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

              (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(ii)(B) of this Part I relating to a Quarterly Valuation Date, the Fund shall deliver to Moody's (if Moody's is then rating the Preferred Shares), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) a letter from the Independent Accountant (an "Accountant's Confirmation") regarding the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Fund during the quarter ending on such Quarterly Valuation Date).

              (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this Part I relating to any Valuation Date on which the Fund failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Fund shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the Preferred Shares and has received such Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this Part I), Fitch (if Fitch is then rating the Preferred Shares and has received such Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this
         Part I) and the Auction

         Agent (if either Moody's or Fitch is then rating the Preferred Shares) an Accountant's Confirmation regarding the mathematical accuracy of the calculations set forth in such Preferred Shares Basic Maintenance Report.

              (e) If any Accountant's Confirmation delivered pursuant to paragraph 6(c) or 6(d) of this Part I shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund.

              (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the Preferred Shares, the Fund shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the close of business on the Valuation Date immediately prior to such Date of Original Issue, but assuming in such Preferred Shares Basic Maintenance Report the issuance of the Preferred Shares. Within ten Business Days of such Date of Original Issue, the Fund shall cause the Independent Accountant to deliver in writing to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) an Accountant's Confirmation regarding the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report.

              (g) On or before 5:00 p.m., New York City time, on the third Business Day after:

                   (i) the Fund shall have redeemed Common Shares,

                   (ii) the ratio of the Discounted Value of Moody's Eligible
              Assets to the Preferred Shares Basic Maintenance Amount is less than or equal to 130%, if Moody's is then rating the Preferred Shares,

                   (iii) the ratio of the Discounted Value of Fitch Eligible
              Assets to the Preferred Shares Basic Maintenance Amount is less than or equal to 115%, if Fitch is then rating the Preferred Shares, or

                   (iv) a written request by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares),

         the Fund shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event.

7.       RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

              (a) DIVIDENDS ON PARITY SHARES. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of capital stock of the Fund ranking, as to the payment of dividends, on a parity with any Series of Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on all Preferred Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon any Series of Preferred Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of capital stock of the Fund ranking on a parity as to the payment of dividends with any Series of Preferred Shares through their most recent respective dividend payment dates, all dividends declared upon the Preferred Shares and any other such class or series of shares of capital stock ranking on a parity as to the payment of dividends with any Series of Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares and such other class or series of shares of capital stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Shares and such other class or series of shares of capital stock bear to each other.

              (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT. The Directors shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Fund maintains, at the time of any such declaration or purchase, the 1940 Act Preferred Shares Asset Coverage after deducting the amount of such dividend, distribution or purchase price, as the case may be.

              (c) OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. For so long as any Preferred Shares are outstanding, and except as otherwise contemplated by these Articles Supplementary, (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the Preferred Shares through their most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Fund has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (iii) immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) would each at least equal the Preferred Shares Basic Maintenance Amount.

8. REDEMPTION.

              (a) OPTIONAL REDEMPTION.

                   (i) Subject to the provisions of subparagraph (iii) of this paragraph 8(a) and to any applicable Special Redemption Provisions, Preferred Shares may be redeemed from time to time, at the option of the Fund, in whole or in part, on any Dividend Payment Date, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared but excluding any interest thereon) to (but not including) the date fixed for redemption; provided, however, that Preferred Shares may not be redeemed at the option of the Fund during the Initial Rate Period.

                   (ii) If fewer than all of the outstanding Preferred Shares of a Series are to be redeemed pursuant to subparagraph (i) of this paragraph 8(a), the shares to be redeemed shall be selected by lot or using such other method as the Board of Directors shall deem fair and reasonable.

                   (iii) The Fund may not on any date give a Notice of
              Redemption pursuant to paragraph 8(c) of this Part I in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (1) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of the redemption of such shares on such redemption date and (2) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) each at least equals the Preferred Shares Basic Maintenance Amount and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. The Fund shall not be required to have available Deposit Securities as described in clause (1) of this subparagraph (iii) in respect of a redemption of the Preferred Shares, in whole or in part, contemplated to be effected pursuant to paragraph 8(a) where such redemption is subject to the issuance of shares of any other series of shares of preferred stock of the Fund.

              (b) MANDATORY REDEMPTION. The Fund shall redeem Preferred Shares, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared but excluding any interest thereon) to (but not including) the date fixed by the Directors for redemption, if the Fund fails to have either Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or fails to maintain the 1940 Act Preferred Shares Asset Coverage, in each case in accordance with the terms of these Articles Supplementary, and such failure is not cured on or before the Preferred Shares

         Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of Preferred Shares to be redeemed shall be equal to the lesser of:

                   (i) the minimum number of Preferred Shares, together with all other shares of preferred stock subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be, would have resulted in the Fund's (A) having Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or (B) maintaining the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of Preferred Shares and other shares of preferred stock the redemption or retirement of which would have had such result, all Preferred Shares and other shares of preferred stock then outstanding shall be redeemed), and

                   (ii) the maximum number of Preferred Shares, together with all other shares of preferred stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Charter and applicable law.

              In determining the Preferred Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among Preferred Shares and other shares of preferred stock (and, then, pro rata among the Preferred Shares) subject to redemption or retirement.

              The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 20 days nor later than 30 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of the Preferred Shares and other shares of preferred stock that are required to be redeemed pursuant to (i) above but which cannot be redeemed because of the operation of (ii) above or the Fund otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Fund shall redeem those Preferred Shares and other shares of preferred stock which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding Preferred Shares are to be redeemed pursuant to this paragraph 8(b), the Preferred Shares to be redeemed shall be selected by lot or using such other method as the Board of Directors shall deem fair and reasonable.

              (c) NOTICE OF REDEMPTION. If the Fund shall determine or be required to redeem Preferred Shares pursuant to paragraph 8(a) or 8(b) of this Part I, it shall mail a notice (a "Notice of Redemption") with respect to such redemption by first-class mail, postage prepaid, to each Holder of the relevant Series of Preferred Shares, at such Holder's address as the same appears on the record books of the Fund on the record date established by the Directors, and shall provide such notice to the Auction Agent, Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares). Such Notice of Redemption shall be so mailed not less than 20 nor more than 30 days prior to the date fixed for redemption. Each such Notice of Redemption shall state:

                        1. the redemption date;

                        2. the number of Preferred Shares of the specified
                   Series to be redeemed;

                        3. the CUSIP number for the Preferred Shares;

                        4. the Redemption Price;

                        5. that dividends on the Preferred Shares to be redeemed
                   will cease to accumulate on such redemption date; and

                        6. the provisions of this paragraph 8 under which such
                   redemption is made.

                  If fewer than all the Preferred Shares of a Series held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of Preferred Shares of that Series to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph 8(a) of this Part I that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

              (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES.

                   (i) Notwithstanding the provisions of paragraphs 8(a) or 8(b)
              of this Part I, if any dividends on the Preferred Shares (whether or not earned or declared) are in arrears, no Preferred Shares shall be redeemed unless all outstanding Preferred Shares are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any Preferred Shares; provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding Preferred Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding Preferred Shares.

                   (ii) To the extent that any redemption for which a Notice of
              Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Charter and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares shall be deemed to exist at any time there is a Redemption Default with respect to a redemption specified in a Notice of Redemption.

              Notwithstanding the fact that the Fund may not have redeemed Preferred Shares for which a Notice of Redemption has been mailed, dividends may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

              (e) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY FUND. All moneys paid to the Auction Agent for payment of the Redemption Price of Preferred Shares called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

              (f) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has been mailed pursuant to paragraph 8(c) of this Part I, upon the deposit with the Auction Agent (not later than 12:00 Noon, New York City time, on the date fixed for redemption thereby, in funds available on such date in The City of New York, New York) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate (including without limitation voting rights), except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph 2(e)(iii) of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of Preferred Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of:

                   (i) the aggregate Redemption Price of the Preferred Shares called for redemption on such date, and

                   (ii) all other amounts to which Holders of Preferred Shares called for redemption may be entitled.

                   Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of Preferred Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

              (g) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this paragraph 8, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Maryland law, and shall effect no redemption except in accordance with the 1940 Act and any applicable Maryland law.

              (h) ONLY WHOLE PREFERRED SHARES MAY BE REDEEMED. In the case of any redemption pursuant to this paragraph 8, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

9.       LIQUIDATION RIGHTS.

              (a) RANKING. The Preferred Shares shall rank on a parity with one another and with shares of any other series of shares of preferred stock as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

              (b) DISTRIBUTIONS UPON LIQUIDATION. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared but excluding any interest thereon) accumulated but unpaid to (but not including) the date of final distribution in same-day funds. After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph 9(b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Fund.

              (c) PRO RATA DISTRIBUTIONS. In the event the assets of the Fund available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph 9(b) of this Part I, no such distribution shall be made on account of any shares of any other class or series of shares of preferred stock ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

              (d) RIGHTS OF JUNIOR SHARES. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the Preferred Shares as provided in paragraph 9(b) of this
         Part I, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

              (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION. Neither the sale of all or substantially all, or any portion of, the property or business of the Fund, nor the merger or consolidation of the Fund into or with any corporation, business trust or other entity nor the merger or consolidation of any corporation, business trust or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this paragraph 9.

10. CERTAIN OTHER RESTRICTIONS. (a) So long as any Preferred Shares are Outstanding and Moody's or Fitch so requires, the Fund will not, unless it has received written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that any such action would not impair the rating then assigned by such Rating Agency to the Preferred Shares, engage in any one or more of the following transactions:

                   (i) enter into options and futures transactions except, with respect to Moody's, as set forth in paragraph (b) of this Section 10 and, with respect to Fitch, as set forth in paragraph (d) of this Section 10;

                   (ii) make short sales of securities unless at all times when a short position is open, the Fund owns an equal or greater amount of such securities or owns preferred stock, debt or warrants convertible or exchangeable into an equal or greater number of the shares of common stocks sold short;

                   (iii) overdraw any bank account (except as may be necessary for the clearance of security transactions); or

                   (iv) except in connection with a refinancing of the Preferred
              Shares, borrow money or issue senior securities (as defined in the 1940 Act) other than the Preferred Shares.

              (b) For so long as the Preferred Shares are rated by Moody's, the Fund (i) may buy call or put option contracts on securities or related indices, (ii) may write only covered call options on securities or related indices, (iii) may write put options on securities or related indices, (iv) may only sell futures contracts as a bona fide hedge of assets held by the Fund, (v) may only engage in futures transactions on an exchange where the exchange or its clearinghouse takes the opposite side of the transaction, (vi) may buy call or put options on futures contracts, (vii) may write put options on futures contracts and may only write call options on futures contracts if such call options are covered by: (1) purchased futures contracts underlying the option, (2) call positions owned on the futures contracts underlying the call option written, or
         (3) holdings of securities for which the written call options are a bona fide hedge, (viii) may purchase futures contracts as a hedge, (ix) may buy call or put options on interest rate swaps (commonly known as swaptions), (x) may buy credit default protection derivatives, (xi) to the extent an asset or financial instrument is used to cover a particular option, futures contract or option on a futures contract, will not be able to use such asset or financial instrument to cover any additional option, futures contract or option on a futures contract, and (xii) will only engage in common equity index-based futures or options transactions if Moody's advises the Fund in writing that such transactions will not adversely affect its then-current rating on the Preferred Shares.

                  For so long as the Preferred Shares are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, in determining the Preferred Shares Basic Maintenance Amount, the Fund shall include as a liability (i) 10% of the exercise value of a written call option on securities or related indices, (ii) 100% of the exercise value of any written put option on securities or related indices, (iii) 10% of the settlement value of the assets underlying futures contracts sold or call options written on futures contracts, (iv) 100% of the settlement value of the assets underlying futures contracts purchased and (v) 100% of the settlement value of the assets underlying the futures contracts based on exercise price if the Fund writes put options on futures contracts.

                  Also, for so long as the Preferred Shares are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, the Fund (i) will limit its transactions in futures contracts and written options thereon to those relating to U.S. Treasury Bonds, U.S. Treasury Notes, debt securities of agencies of the U.S. Government and debt securities of Government Sponsored Enterprises of the U.S. Government, (ii) will not engage in options and futures transactions for leveraging or speculative purposes, (iii) will not enter into an options or futures transaction unless after giving effect to such transaction the Fund is in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount, (iv) shall not include in Moody's Eligible Assets any assets pledged in margin accounts in connection with futures transactions, (v) will assume for purposes of determining the Discounted Value, when the Fund has purchased futures contracts or has written put options, ownership by the Fund of the underlying asset, which will be the security resulting in the lowest Discounted Value when delivery may be made to the Fund with any of a class of securities, (vi) will engage only in exchange traded futures contracts and written options thereon on exchanges approved by Moody's in writing, which, as of the date of these Articles Supplementary, consist of the Chicago Board of Trade, the Chicago Mercantile Exchange and the Financial Exchange, (vii) will limit the transactions in futures contracts sold and call options written on futures contracts so that the settlement value of the underlying futures contracts does not in total exceed 65% of the value of the Moody's Eligible Assets of the Fund rated the equivalent of Baa3 or better by Moody's and not otherwise hedged by a written call and (viii) will only take positions in futures which are deliverable in the nearby and next following contract months that are not any later than three months after such nearby contract month and will close out such futures positions by the fifth business day of the delivery month.

              (c) For so long as the Preferred Shares are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares:

                   (i) the composition of the Fund's portfolio will not be
              altered if the effect of any such alteration would be to cause the Fund, immediately after giving effect to the transaction, to have a Preferred Shares Basic Maintenance Amount equal to or in excess of the Discounted Value of Moody's Eligible Assets as of the previous Valuation Date;

                   (ii) if the Preferred Shares Basic Maintenance Amount exceeds the Discounted Value of Moody's Eligible Assets, the Fund will invest the proceeds of the sale or other disposition of a Moody's Eligible Asset in an investment having a greater Discount Factor or in an issuer in a different industry from the investment sold or otherwise disposed of only if the effect of such transaction immediately after giving effect thereto would be to reduce the excess of the Preferred Shares Basic Maintenance Amount over the Discounted Value; and

                   (iii) at such time that the Discounted Value of Moody's
              Eligible Assets is less than 25% greater than the Preferred Shares Basic Maintenance Amount, the composition of the Fund 's portfolio will not be altered if, in the Fund 's reasonable judgment, the result of such alteration would cause the Fund to fail to be in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount.

              (d) For so long as the Preferred Shares are rated by Fitch, the Fund (i) may buy call or put option contracts on securities or related indices, (ii) may write only covered call options on securities or related indices, (iii) may write put options on securities or related indices, (iv) may only sell futures contracts as a bona fide hedge of assets held by the Fund, (v) may only engage in futures transactions on an exchange where the exchange or its clearinghouse takes the opposite side of the transaction, (vi) may buy call or put options on futures contracts, (vii) may write put options on futures contracts and may only write call options on futures contracts if such call options are covered by: (1) purchased futures contracts underlying the option, (2) call positions owned on the futures contracts underlying the call option written, or (3) holdings of securities for which the written call options are a bona fide hedge, (viii) may purchase futures contracts as a hedge, (ix) may buy call or put options on interest rate swaps (commonly known as swaptions), (x) may buy credit default protection derivatives, (xi) to the extent an asset or financial instrument is used to cover a particular option, futures contract or option on a futures contract, will not be able to use such asset or financial instrument to cover any additional option, futures contract or option on a futures contract, and (xii) will only engage in common equity index-based futures or options transactions if Fitch advises the Fund in writing that such transactions will not adversely affect its then-current rating on the Preferred Shares.

                  For so long as the Preferred Shares are rated by Fitch, unless, in each case, Fitch advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, in determining the Preferred Shares Basic Maintenance Amount, the Fund shall include as a liability (i) 10% of the exercise value of a written call option on securities or related indices, (ii) 100% of the exercise value of any written put option on securities or related indices, (iii) 10% of the settlement value of the assets underlying futures contracts sold or call options written on futures contracts, (iv) 100% of the settlement value of the assets underlying futures contracts purchased and (v) 100% of the settlement value of the assets underlying the futures contracts based on exercise price if the Fund writes put options on futures contracts.

                  Also, for so long as the Preferred Shares are rated by Fitch, unless, in each case, Fitch advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, the Fund (i) will limit its transactions in futures contracts and written options thereon to those relating to U.S. Treasury Bonds, U.S. Treasury Notes, debt securities of agencies of the U.S. Government and debt securities of Government Sponsored Enterprises of the U.S. Government, (ii) will not engage in options and futures transactions for leveraging or speculative purposes, (iii) will not enter into an options or futures transaction unless after giving effect to such transaction the Fund is in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount, (iv) shall not include in Fitch Eligible Assets any assets pledged in margin accounts in connection with futures transactions, (v) will assume for purposes of determining the Discounted Value, when the Fund has purchased futures contracts or has written put options, ownership by the Fund of the underlying asset, which will be the security resulting in the lowest Discounted Value when delivery may be made to the Fund with any of a class of securities, (vi) will engage only in exchange traded futures contracts and written options thereon on exchanges approved by Fitch in writing, which, as of the date of these Articles Supplementary, consist of the Chicago Board of Trade, the Chicago Mercantile Exchange and the Financial Exchange, (vii) will limit the transactions in futures contracts sold and call options written on futures contracts so that the settlement value of the underlying futures contracts does not in total exceed 65% of the value of the Fitch Eligible Assets of the Fund rated the equivalent of BBB- or better by Fitch and not otherwise hedged by a written call and (viii) will only take positions in futures which are deliverable in the nearby and next following contract months that are not any later than three months after such nearby contract month and will close out such futures positions by the fifth business day of the delivery month.

              (e) For so long as the Preferred Shares are rated by Fitch, unless, in each case, Fitch advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares:

                   (i) the composition of the Fund's portfolio will not be
              altered if the effect of any such alteration would be to cause the Fund, immediately after giving effect to the transaction, to have a Preferred Shares Basic Maintenance Amount equal to or in excess of the Discounted Value of Fitch Eligible Assets as of the previous Valuation Date;

                   (ii) if the Preferred Shares Basic Maintenance Amount exceeds the Discounted Value of Fitch Eligible Assets, the Fund will invest the proceeds of the sale or other disposition of a Fitch Eligible Asset in an investment having a greater Discount Factor or in an issuer in a different industry from the investment sold or otherwise disposed of only if the effect of such transaction immediately after giving effect thereto would be to reduce the excess of the Preferred Shares Basic Maintenance Amount over the Discounted Value; and

                   (iii) at such time that the Discounted Value of Fitch
              Eligible Assets is less than 25% greater than the Preferred Shares Basic Maintenance Amount, the composition of the Fund 's portfolio will not be altered if, in the Fund 's reasonable judgment, the result of such alteration would cause the Fund to fail to be in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount.

11.      MISCELLANEOUS.

              (a) NO FRACTIONAL SHARES. No fractional Preferred Shares shall be issued.

              (b) STATUS OF PREFERRED SHARES REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE FUND. Preferred Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued shares of preferred stock without designation as to series.

              (c) BOARD MAY RESOLVE AMBIGUITIES. To the extent permitted by applicable law, the Directors may interpret or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend these Articles Supplementary with respect to the Preferred Shares prior to the issuance of the Preferred Shares.

              (d) HEADING NOT DETERMINATIVE. The headings contained in these Articles Supplementary are for convenience of reference only and shall not affect the meaning or interpretation of these Articles Supplementary.

              (e) NOTICES. All notices or communications to be given pursuant to these Articles Supplementary, unless otherwise specified in these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

                                    PART II.

1. ORDERS. Unless otherwise permitted by the Fund, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold in its own account as a Beneficial Owner; provided, however, that a Broker-Dealer that is an Affiliate of the Fund may not hold Preferred Shares in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. A Broker-Dealer that is an Affiliate of the Fund may submit Orders to the Auction Agent as provided herein, but only if such Orders are not for its own account.

              (a) Prior to the Submission Deadline on each Auction Date for a Series of Preferred Shares:

                   (i) each Beneficial Owner of such Series of Preferred Shares may submit to its Broker-Dealer by telephone or otherwise information as to:

                        (A) the number of Outstanding Preferred Shares, if any,
                   of such Series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for such Series of Preferred Shares for the next succeeding Rate Period of such Series;

                        (B) the number of Outstanding Preferred Shares, if any,
                   of such Series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for Preferred Shares for the next succeeding Rate Period for such Series of Preferred Shares shall be less than the rate per annum specified by such Beneficial Owner; and/or

                        (C) the number of Outstanding Preferred Shares, if any,
                   of such Series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for such Series of the Preferred Shares for the next succeeding Rate Period of such Series; and

                   (ii) one or more Broker-Dealers, using lists of Potential
              Beneficial Owners, shall in good faith, for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of Preferred Shares, if any, of such Series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for such Series of Preferred Shares for the next succeeding Rate Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

         For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or
(ii) of this paragraph 1(a) is hereinafter referred to as an "Order" and collectively as "Orders," and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph

(a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or
(ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

              (b) (i) A Bid by a Beneficial Owner or an Existing Holder of a Series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                        (A) the number of Outstanding Preferred Shares of such
                   Series specified in such Bid if the Applicable Rate for Preferred Shares of such Series determined on such Auction Date shall be less than the rate specified therein;

                        (B) such number or a lesser number of Outstanding
                   Preferred Shares of such Series to be determined as set forth in clause (iv) of paragraph 4(a) of this Part II if the Applicable Rate for Preferred Shares of such Series determined on such Auction Date shall be equal to the rate specified therein; or

                        (C) the number of Outstanding Preferred Shares of such
                   Series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for Preferred Shares of such Series, or such number or a lesser number of Outstanding Preferred Shares of such Series to be determined as set forth in clause (iii) of paragraph 4(b) of this Part II if the rate specified therein shall be higher than the Maximum Rate for Preferred Shares of such Series and Sufficient Clearing Bids for the Preferred Shares of such Series do not exist.

                   (ii) A Sell Order by a Beneficial Owner or an Existing Holder
              of a Series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                        (A) the number of Outstanding Preferred Shares of such
                   Series specified in such Sell Order; or

                        (B) such number or a lesser number of Outstanding
                   Preferred Shares of such Series as set forth in clause (iii) of paragraph 4(b) of this Part II if Sufficient Clearing Bids for the Preferred Shares of such Series do not exist; PROVIDED, HOWEVER, that a Broker-Dealer that is an Existing Holder with respect to Preferred Shares of such Series shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 2(c) of this Part II if (1) such shares were transferred by the Beneficial
                   Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Fund) with the provisions of paragraph 5 of this Part II or (2) such Broker-Dealer reasonably believes it is not the Existing Holder of such shares, and such Broker-Dealer has informed the Auction Agent of such belief pursuant to the terms of its Broker-Dealer Agreement.

                   (iii) A Bid by a Potential Beneficial Holder or a Potential
              Holder of Preferred Shares of a Series subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                        (A) the number of Outstanding Preferred Shares of such
                   Series specified in such Bid if the Applicable Rate for Preferred Shares of such Series determined on such Auction Date shall be higher than the rate specified therein; or

                        (B) such number or a lesser number of Outstanding
                   Preferred Shares of such Series as set forth in clause (v) of paragraph 4(a) of this Part II if the Applicable Rate for Preferred Shares of such Series determined on such Auction Date shall be equal to the rate specified therein.

              (c) No Order for any number of Preferred Shares other than whole shares shall be valid.

2.       SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

              (a) Each Broker-Dealer shall submit in writing or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares of a Series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Fund) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                   (i) the name of the Bidder placing such Order (which shall be the Broker- Dealer unless otherwise permitted by the Fund);

                   (ii) the aggregate number of Outstanding Preferred Shares of the relevant Series that are the subject of such Order;

                   (iii) to the extent that such Bidder is an Existing Holder of
              Preferred Shares:

                        (A) the number of Preferred Shares, if any, of such
                   Series subject to any Hold Order of such Existing Holder;

                        (B) the number of Preferred Shares, if any, of such
                   Series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                        (C) the number of Preferred Shares, if any, of such
                   Series subject to any Sell Order of such Existing Holder; and

                   (iv) to the extent such Bidder is a Potential Holder of
              Preferred Shares, the rate and number of Preferred Shares of such Series specified in such Potential Holder's Bid.

              (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

              (c) If an Order or Orders covering all of the outstanding Preferred Shares of a Series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding Preferred Shares of such Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; PROVIDED, HOWEVER, that if an Order or Orders covering all of the Outstanding Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 91 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding Preferred Shares of such Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

              (d) If one or more Orders of an Existing Holder are submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares of a Series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                   (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of Outstanding Preferred Shares of such Series held by such Existing Holder, and if the number of Preferred Shares of such Series subject to such Hold Orders exceeds the number of Outstanding Preferred Shares of such Series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover exactly the number of Outstanding Preferred Shares of such Series held by such Existing Holder;

                   (ii) (A) any Bid for shares of a Series shall be considered valid up to and including the excess of the number of Outstanding Preferred Shares of such

              Series held by such Existing Holder over the Preferred Shares subject to any Hold Orders referred to in clause (i) above;

                                    (B) subject to subclause (A), if more than
                           one Bid of an Existing Holder for Preferred Shares of such Series is submitted to the Auction Agent with the same rate and the number of Outstanding Preferred Shares of such Series subject to such Bids is greater than the excess of the number of Outstanding Preferred Shares of such Series held by such Existing Holder over the Preferred Shares subject to any Hold Orders referred to in clause (i) above, such Bids shall be considered valid up to and including the amount of such excess, and the number of Preferred Shares subject to each Bid with the same rate shall be reduced pro rata to cover exactly the number of Preferred Shares of such Series equal to such excess;

                                    (C) subject to subclauses (A) and (B), if
                           more than one Bid of an Existing Holder for Preferred Shares of such Series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of the excess of the number of Outstanding Preferred Shares of such Series held by such Existing Holder over the Preferred Shares of such Series subject to any Hold Orders referred to in clause (i) above; and

                                    (D) in any such event, the number, if any,
                           of such Outstanding Preferred Shares of such Series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for Preferred Shares of such Series by or on behalf of a Potential Holder at the rate therein specified; and

                   (iii) all Sell Orders shall be considered valid up to and
              including the excess of the number of Outstanding Preferred Shares of such Series held by such Existing Holder over the sum of the Preferred Shares of such Series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

              (e) If more than one Bid for one or more shares of a Series is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid, with the rate and number of shares therein specified.

              (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

              (g) The Fund shall not be responsible for a Broker-Dealer's failure to act in accordance with the instructions of Beneficial Owners or Potential Beneficial Owners or failure to comply with the Auction Procedures contained in this Part II of these Articles Supplementary.

3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.


              (a) Not earlier than the Submission Deadline on each Auction Date for a Series of Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such Series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                   (i) the excess of the number of Outstanding Preferred Shares of such Series over the number of Outstanding Preferred Shares of such Series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares" of such Series);

                   (ii) from the Submitted Orders for shares of such Series
              whether:

                        (A) the number of Outstanding Preferred Shares of such
                   Series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

                   exceeds or is equal to the sum of:

                        (B) the number of Outstanding Preferred Shares of such
                   Series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate; and

                        (C) the number of Outstanding Preferred Shares of such
                   Series subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of Preferred Shares of such Series in subclauses (B) and (C) above is zero because all of the Outstanding Preferred Shares of such Series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                   (iii) if Sufficient Clearing Bids for shares of such Series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for such Series) which if:

                        (A) (I) each such Submitted Bid of Existing Holders
                   specifying the Winning Bid Rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares of such Series that are subject to such Submitted Bids; and

                        (B) (I) each such Submitted Bid of Potential Holders
                   specifying such Winning Bid Rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted, thus entitling such Potential Holders to purchase the number of Preferred Shares that are subject to such Submitted Bids;

                   would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding Preferred Shares of such Series which, when added to the number of Outstanding Preferred Shares of such Series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such Series.

              (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph 3(a) of this Part II, the Auction Agent shall advise the Fund of the Maximum Rate for the Series of Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for Preferred Shares of such Series for the next succeeding Rate Period thereof as follows:

                   (i) if Sufficient Clearing Bids for Preferred Shares of such
              Series exist, that the Applicable Rate for all Preferred Shares of such Series for the next Succeeding Rate Period thereof shall be equal to the Winning Bid Rate of such Series so determined;

                   (ii) if Sufficient Clearing Bids for shares of such Series do not exist (other than because all of the Outstanding Preferred Shares of such Series are subject to Submitted Hold Orders), that the Applicable Rate for all Preferred Shares of such Series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such Series; or

                   (iii) if all of the Outstanding Preferred Shares of such
              Series are subject to Submitted Hold Orders, that the Dividend Period next succeeding the Auction for shares of such Series shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for all Preferred Shares of such Series for the next succeeding Dividend Period thereof shall be 80% of the Reference Rate.

4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

         Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 3(a) of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

              (a) If Sufficient Clearing Bids for shares of a Series have been made, all Submitted Sell Orders shall be accepted with respect to shares of such Series and, subject to the provisions of paragraphs 4(d) and 4(e) of this Part II, Submitted Bids with respect to shares of such Series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such Series shall be rejected:

                   (i) Existing Holders' Submitted Bids for shares of such
              Series specifying any rate that is higher than the Winning Bid Rate for such Series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

                   (ii) Existing Holders' Submitted Bids for shares of such
              Series specifying any rate that is lower than the Winning Bid Rate for shares of such Series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

                   (iii) Potential Holders' Submitted Bids for shares of such
              Series specifying any rate that is lower than the Winning Bid Rate for shares of such Series shall be accepted;

                   (iv) Each Existing Holder's Submitted Bid for shares of such
              Series specifying a rate that is equal to the Winning Bid Rate for shares of such Series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares ("Remaining Shares") equal to the excess of the Available Preferred Shares of such Series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph 4(a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Preferred Shares subject to such Submitted Bid, but only in an amount equal to the number of Preferred Shares of such Series obtained by multiplying the number of Remaining Shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such Series; and

                   (v) each Potential Holder's Submitted Bid for shares of such
              Series specifying a rate that is equal to the Winning Bid Rate for shares of such Series shall be accepted but only in an amount equal to the number of Preferred Shares of such Series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such Series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through
              (iv) of this paragraph 4(a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such

              Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such Series.

              (b) If Sufficient Clearing Bids for shares of a Series have not been made (other than because all of the Outstanding Preferred Shares of such Series are subject to Submitted Hold Orders), subject to the provisions of paragraph 4(d) of this Part II, Submitted Orders for shares of such Series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such Series shall be rejected:

                   (i) Existing Holders' Submitted Bids for shares of such
              Series specifying any rate that is equal to or lower than the Maximum Rate for shares of such Series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

                   (ii) Potential Holders' Submitted Bids for shares of such
              Series specifying any rate that is equal to or lower than the Maximum Rate for shares of such Series shall be accepted; and

                   (iii) Each Existing Holder's Submitted Bid for shares of such
              Series specifying any rate that is higher than the Maximum Rate for shares of such Series and the Submitted Sell Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such Series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of Preferred Shares of such Series obtained by multiplying the number of Preferred Shares of such Series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares of such Series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding Preferred Shares of such Series subject to all such Submitted Bids and Submitted Sell Orders.

              (c) If all of the Outstanding Preferred Shares of a Series are subject to Submitted Hold Orders, all Submitted Bids for shares of such Series shall be rejected.

              (d) If, as a result of the procedures described in clause (iv) or
         (v) of paragraph 4(a) or clause (iii) of paragraph 4(b) of this Part II, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a Series of Preferred Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such Series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

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              (e) If, as a result of the procedures described in clause (v) of paragraph 4(a) of this Part II, any Potential Holder would be entitled or required to purchase less than a whole share of a Series of Preferred Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such Series for purchase among Potential Holders so that only whole shares of Preferred Shares of such Series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such Series on such Auction Date.

              (f) Based on the results of each Auction for shares of a Series of Preferred Shares, the Auction Agent shall determine the aggregate number of Preferred Shares of such Series to be purchased and the aggregate number of Preferred Shares of such Series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Preferred Shares of such Series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a Series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such Series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

              (g) Neither the Fund nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares of any Series or to pay for Preferred Shares of any Series sold or purchased pursuant to the Auction Procedures or otherwise.

5.       TRANSFER OF PREFERRED SHARES.

         Unless otherwise permitted by the Fund, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 5 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Auction Agent of such transfer.

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6.       GLOBAL CERTIFICATE.

         Prior to the commencement of a Voting Period, (i) all of the Preferred Shares of a Series outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of Preferred Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

7.       FORCE MAJEURE.

              (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, extreme weather, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or if the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Applicable Rate for the next Dividend Period shall be the Applicable Rate determined on the previous Auction Date.

              (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, extreme weather, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or if the dividend payable on such date can not be paid for any such reason, then:

                   (i) The Dividend Payment Date for the affected Dividend
              Period shall be the next Business Day on which the Fund and the Auction Agent are able to cause the dividend to be paid using commercially reasonable best efforts;

                   (ii) The affected Dividend Period shall end on the day it
              would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                   (iii) The next Dividend Period will begin and end on the
              dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date

8. AUCTION AGENT. For so long as any Preferred Shares are outstanding, the Auction Agent, duly appointed by the Fund so to act, shall be in each case a commercial bank, Fund company or other institution independent of the Fund and its Affiliates (which, however, may engage or have engaged in business transactions with the Fund or its Affiliates), and at no time shall the Fund or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Preferred Shares are outstanding, the Directors shall attempt to appoint another qualified commercial bank, Fund company or other institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of the Preferred Shares shall be conclusive and binding on the Broker-Dealers.

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         IN WITNESS WHEREOF, F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND
INCORPORATED has caused these presents to be signed on April __, 2003 in its name and on its behalf by its Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by its Secretary.

         The undersigned, who executed on behalf of the Fund the foregoing Articles Supplementary, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of the Fund and hereby certifies to the best of his knowledge, information, and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          By:
                                              -------------------------
                                              Chief Executive Officer

ATTEST:


Secretary








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